EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in the Prospectus constituting part of Amendment No. 3 to the Registration Statement on Form S-1 of our report dated July 10, 1996 relating to the financial statements of Dover Downs Entertainment, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Siegfried Schieffer & Seitz has not prepared or certified such "Selected Consolidated Financial Data."


/s/ SIEGFRIED SCHIEFFER & SEITZ
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    Siegfried Schieffer & Seitz

Wilmington, DE
September 27, 1996